CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Amendment No. 2 to the Registration Statement on Form S-2 for Fonix Corporation, of our report dated March 4, 1996, relating to the financial statements of Fonix Corporation for the period from the date of inception on October 1, 1993 through December 31, 1995 (which financial statements are not separately presented herein), which appears in such Prospectus.


/s/ PRITCHETT, SILER & HARDY, P.C.


PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
November 21, 2000